Exhibit 23.2




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Editek, Inc. Qualified Employee Stock Purchase Plan of our report dated February 21, 1997 with respect to the consolidated financial statements and schedule of Editek, Inc. included in its annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 31, 1997